                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                        PENN TREATY AMERICAN CORPORATION
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 25, 2001


             TO THE SHAREHOLDERS OF PENN TREATY AMERICAN CORPORATION

The Annual Meeting of Shareholders of PENN TREATY AMERICAN CORPORATION will be held at Brookside Country Club, 901 Willow Lane, Macungie, Pennsylvania on Friday, May 25, 2001, at 9:00 a.m. to consider and vote upon the following proposals:

     1. to consider and approve an amendment to the Company's Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of Common Stock, par value $.10 per share ("Common Stock"), from 25,000,000 to 40,000,000 shares and to increase the number of authorized shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), from 5,000,000 to 8,000,000 shares; and

     2. to elect three persons to Penn Treaty's Board of Directors as Class II Directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

     3. to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2001; and

     4. to transact other business that properly comes before the Annual Meeting, or any adjournments or postponements.

Only those holders of our common stock of record at the close of business on April 9, 2001 shall be entitled to notice of, and to vote at, the Annual Meeting.

     EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF PENN TREATY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                            By Order of the Board of Directors,

                                            /s/ SANDRA A. KOTSCH
                                            -----------------------------------
                                            Sandra A. Kotsch, Secretary


Allentown, Pennsylvania
April 30, 2001

                           PRELIMINARY PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2001

                             INTRODUCTORY STATEMENT

     Penn Treaty American Corporation is a Pennsylvania corporation with its principal executive offices located at 3440 Lehigh Street, Allentown, Pennsylvania 18103, telephone number (610) 965-2222. This Proxy Statement is being furnished to our shareholders in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Penn Treaty to be held on May 25, 2001, at Brookside Country Club, 901 Willow Lane, Macungie, Pennsylvania at 9:00 a.m., or at any adjournment or postponement.

     This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about April 30, 2001. A copy of the Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2000, which are hereby incorporated by reference herein, is enclosed with this Proxy Statement.

     For your information, our subsidiaries are Senior Financial Consultants Company (the "Agency"), Penn Treaty Network America Insurance Company ("PTNA")(formerly Network America Life Insurance Company), American Network Insurance Company ("ANIC"), American Independent Network Insurance Company of New York ("AINIC"), United Insurance Group Agency, Inc. ("UIG") and Network Insurance Senior Health Division ("NISHD").

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Annual Meeting, shareholders will act upon the following matters: the adoption of an amendment to the Articles to increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000 shares and to increase the number of authorized shares of Preferred Stock from 5,000,000 to 8,000,000 shares; the election of three directors of Penn Treaty, each to serve for a three-year term expiring at the annual meeting of shareholders in 2004; the ratification of our selection of PricewaterhouseCoopers LLP as the independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2001; and any other business that may properly be brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record on the record date, which was the close of business on Monday, April 9, 2001, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the record date, 7,820,634 shares of Common Stock were outstanding, held by 354 shareholders of record.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Irving Levit, A. J. Carden and Michael F. Grill, to vote on the proposals and any other matters that may arise at the Annual Meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

     o FOR the adoption of an amendment to the Articles to increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000 shares and to increase the number of authorized shares of Preferred Stock from 5,000,000 to 8,000,000 shares; and

     o    FOR election of the three nominees for director of Penn Treaty, Jack
          D. Baum, Alexander M. Clark and Matthew W. Kaplan; and

     o FOR the ratification of our selection of PricewaterhouseCoopers LLP as the independent public accountants for Penn Treaty and its subsidiaries for the year ending December 31, 2001.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO AMEND THE ARTICLES?

     The approval of the amendment to the Articles will require the affirmative vote, either in person or by proxy, of the holders of shares representing at least sixty-seven percent (67%) of the outstanding shares of Common Stock. Abstentions and broker non-votes will be included in the calculation of a quorum and will have the effect of votes cast against the proposal.

WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS?

     The three nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for Directors (there being no cumulative voting) will be elected to serve on the Board. Abstentions and broker non-votes will be included in the calculation of a quorum but will have no effect on the result of the vote.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Penn Treaty either a notice of revocation or a duly executed proxy bearing a date later than the date on the proxy you submitted. The powers of the proxy holders to vote your proxy will be suspended if you attend the Annual Meeting in person and request to change your vote or vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

     We bear the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies for the Annual Meeting.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE YEAR 2002 ANNUAL MEETING?

     To be included in next year's proxy statement, shareholder proposals must be submitted in writing by December 31, 2001 to: Secretary, Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, PA 18103. If any shareholder wishes to present a proposal to the 2002 annual meeting that is not included in Penn Treaty's proxy statement for that meeting and does not submit such proposal to the Secretary of Penn Treaty until after March 16, 2002, then the persons named in the proxy card for the 2002 annual meeting will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

                       PROPOSAL I - AMENDMENT TO ARTICLES

     At the Meeting, the shareholders will be asked to vote on a resolution approving an amendment (the "Proposed Amendment") to Article FIFTH of the Articles to increase the number of authorized shares of Common Stock, par value $.10 per share ("Common Stock"), from 25,000,000 to 40,000,000 shares and to increase the number of authorized shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), from 5,000,000 to 8,000,000 shares.

     As of April 9, 2001, 7,820,634 shares of Common Stock were issued and outstanding, 1,381,117 shares of Common Stock were reserved for issuance under our stock option plans, 2,628,340 shares of Common Stock were reserved for issuance upon conversion of our 6 1/4% Convertible Subordinated Notes due 2003 ("Convertible Subordinated Notes") and no shares of Preferred Stock were outstanding. On April 23, 2001, we issued rights to purchase shares of Common Stock to the holders of Common Stock and holders of our 6 1/4% Convertible Subordinated Notes due 2003 ("Convertible Subordinated Notes"). If all of the rights are exercised, we expect that we will be required to issue substantially all of our currently authorized shares of Common Stock and all of our currently authorized shares of Preferred

Stock.

     The increase in the authorized number of shares of Common Stock and Preferred Stock is being proposed because the Board of Directors believes that it is advisable to have authorized but unissued shares of Common Stock and Preferred Stock available for various corporate purposes. If the proposed amendment is approved, the Board of Directors shall have the power to issue Preferred Stock in one or more series and to fix the number of shares of each series and all designations, preferences, qualifications, limitations, restrictions and special or relative rights, if any, of the shares in each series.

     Penn Treaty may from time to time consider acquisitions, stock dividends or stock splits, and public or private financings to provide Penn Treaty with capital, all of which may involve the issuance of additional shares of Common Stock or Preferred Stock or securities convertible into Common Stock or Preferred Stock. In addition, the authorized capital stock could be used for stock options, warrants, employee benefit plans, shareholder rights plans (which could contain anti-takeover measures) and other distributions. The Board of Directors believes that having authority to issue additional shares of Common Stock and Preferred Stock, without, except as required by law, obtaining specific shareholder approval will avoid the possible delay of calling and holding a special meeting of shareholders to increase Penn Treaty's authorized capital at the time a transaction may be proposed, so as to enhance Penn Treaty's ability to take prompt advantage of market conditions and to respond promptly to any future acquisition opportunities.

     The Company has no present plan, understanding or arrangement to issue any of the additional shares of Common Stock or Preferred Stock that will be authorized if the proposed amendment is approved.

     The authorization of additional shares of Common Stock and Preferred Stock will not, by itself, have any effect on the rights of holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock or Preferred Stock may dilute the present equity ownership of current shareholders. If the proposed amendment is approved, the Board of Directors will have the authority to issue the additional authorized shares of Common Stock or Preferred Stock to such persons and for such consideration as it may determine without further action by the shareholders except as required by law, the Articles or the rules of any stock exchange or national interdealer quotation system on which Penn Treaty's securities may then be listed.

     Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock and Preferred Stock could be used to make any attempt to gain control of Penn Treaty or the Board of Directors more difficult or time-consuming. The proposed amendment might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Penn Treaty's stock, to acquire control of Penn Treaty, because the issuance of the additional shares of Common Stock or Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of Penn Treaty. If so used, the effect of the additional authorized shares of Common Stock and Preferred Stock might be (i) to deprive shareholders of an opportunity to sell their stock at a higher price as a result of a tender offer or other purchase of shares by a person seeking to obtain control of Penn Treaty or (ii) to assist incumbent management in retaining its present position.

     The Articles do contain certain provisions intended to be anti-takeover in nature including provisions: (i) authorizing the Board of Directors, without further action by the shareholders, to issue shares of preferred stock; (ii) creating a staggered Board of Directors, divided into three classes, each of which is comprised of three directors elected for a three-year term with one class being elected each year; (iii) requiring the approval of 67% of the voting power of the stock entitled to vote in the election of directors to remove directors without cause; (iv) requiring the affirmative vote of shareholders owning at least 67% of the outstanding shares of the Common Stock in order for Penn Treaty to: (a) amend, repeal or add any provision to the Articles; (b) merge or consolidate with another corporation, other than a wholly-owned subsidiary; (c) exchange shares of the Common Stock in such a manner that a corporation, person or entity acquires the issued or outstanding shares of Common Stock pursuant to a vote of shareholders; (d) sell, lease, convey, encumber or otherwise dispose of all or substantially all of the property or business of Penn Treaty; or (e) liquidate or dissolve Penn Treaty; and (v) permitting the Board of Directors to oppose a tender offer or other offer for

Penn Treaty's securities, and allowing the Board of Directors to consider any pertinent issue in determining whether to oppose any such offer. In addition, Penn Treaty's By-laws require shareholders to give timely written notice to Penn Treaty and to provide certain information with respect to any candidate nominated by shareholders for election as a director of Penn Treaty.

     The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") also contains certain shareholder protection provisions applicable to Penn Treaty that may have an anti-takeover effect including (i) a "control transaction" provision that allows holders of voting shares of a corporation to "put" their stock to an acquiror for fair value in the event of a control transaction (the acquisition of 20% of the voting stock of the corporation);
(ii) an "interested shareholder" provision that precludes the beneficial owner of 20% of the voting stock of a corporation or certain affiliates of the corporation from engaging in a business combination with the corporation for a period of five years unless: (a) the board approves the business combination or the acquisition of shares in advance, or (b) if the interested shareholder owns 80% of such stock, the business combination is approved by a majority of the disinterested shareholders and the transaction satisfies certain "fair price" provisions; (iii) a provision authorizing corporations to adopt shareholders' rights plans with discriminatory provisions (sometimes referred to as poison pills) which take effect only in the event of a control transaction; (iv) a provision allowing directors taking action with respect to a tender offer or takeover proposal to consider the effects of any action upon employees, suppliers, customers, communities where the corporation is located and all other pertinent factors when determining whether the action is in the best interests of the corporation; and (v) a provision removing the statutory right of shareholders to call special meetings of shareholders or to propose amendments to the articles of incorporation.

     The foregoing provisions may discourage certain types of transactions that involve a change of control of Penn Treaty and ensure a measure of continuity in the management of the business and affairs of Penn Treaty. While Penn Treaty does not currently have a shareholders' rights plan or poison pill, the effect of the above-described provisions may be to deter hostile takeovers at a price higher than the prevailing market price for the Common Stock and to permit current management to remain in control of Penn Treaty.

     In addition to the provisions of the BCL, the insurance laws and regulations of Pennsylvania, which are applicable to Penn Treaty, provide, among other things, that without the consent of the insurance commissioner of such state, no person may acquire control of Penn Treaty and that any person or holder of shares of Common Stock or securities convertible into such Common Stock possessing 10% or more of the aggregate voting power of the Common Stock (inclusive of shares issuable upon conversion of all convertible securities) will be presumed to have acquired such control unless each such insurance commissioner, upon application, has determined otherwise.

     The holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock.

     If the proposed amendment is approved by the shareholders at the Meeting, the first paragraph of Article FIFTH of the Articles will be amended and restated so that such first paragraph of such Article FIFTH shall be and read in its entirety as follows:

     "FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is 40,000,000 shares of common stock, par value $.10 per share ("Common Stock"); and 8,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock")."

     No other changes will be required to the current Article FIFTH of the Articles.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
                       PROPOSED AMENDMENT TO THE ARTICLES.

                       PROPOSAL II - ELECTION OF DIRECTORS

     Our Board of Directors currently has nine members and is divided into three classes, each comprised of three Directors who serve for terms of three years and until their successors have been elected and qualified. At the Annual Meeting, the Board will nominate Jack D. Baum, Alexander M. Clark and Matthew W. Kaplan to be elected as Class II Directors of Penn Treaty, to hold office until the 2004 annual meeting and until their successors have been elected and qualified. The nominees have each consented to serve if elected to the Board. If for any reason any of the nominees becomes unable or is unwilling to serve at the time of the Annual Meeting, the proxy holders, unless you instruct them otherwise, will vote for a substitute nominee or nominees in their discretion. We do not anticipate that any nominee will be unavailable for election.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                 ABOVE NOMINEES FOR A FIXED TERM OF THREE YEARS.

     The following table and paragraphs set forth information about the current nominees and the other persons who will continue to serve as Directors of Penn Treaty. The information has been furnished to Penn Treaty by each person nominated as a Director and each person whose term of office as a Director will continue after the Annual Meeting.

                                                                                 DIRECTOR
NAME                                AGE     POSITION(S) WITH PENN TREATY           SINCE
----                                ---     ----------------------------           -----
CLASS II: NOMINEES TO BE ELECTED FOR TERMS EXPIRING IN 2004:

Jack D. Baum                        67      Vice President of Agency Management    1987
                                            and Director

Alexander M. Clark                  67      Director                               1999

Matthew W. Kaplan                   43      Director Nominee                       Current Nominee

CLASS I: DIRECTORS CONTINUING FOR TERMS EXPIRING IN 2003:

A.J. Carden                         68      Executive Vice President and Director  1983

Irving Levit                        71      Founder, Chairman of the Board of      1971
                                            Directors, President and Chief
                                            Executive Officer

Domenic P. Stangherlin              74      Director                               1971

CLASS III: DIRECTORS CONTINUING FOR TERMS EXPIRING IN 2002:

Francis R. Grebe                    69      Director                               1999

Michael F. Grill                    51      Treasurer, Comptroller and             1986
                                            Director

David B. Trindle                    51      Director                               1997

---------------
     JACK D. BAUM has served as a Vice President of Penn Treaty since 1985, of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. His duties include supervising and motivating Penn Treaty's sales force. Prior to joining Penn Treaty, Mr. Baum served as Vice President of Marketing for National Security General Insurance Company in Lancaster, Pennsylvania from 1983 to 1985 and as a Director of Group Sales and Marketing for Educators Mutual Life

Insurance in Lancaster, Pennsylvania from 1976 to 1983. Mr. Baum has over 20 years experience in the insurance business.

     ALEXANDER M. CLARK has also served as a Director of AINIC since its inception in 1997. Mr. Clark is a Managing Director of Advest, Inc., a position he has held since 1993. He was formerly a Senior Vice President at Gramercy Partners and previously with McKinley Allsopp, both of New York. Mr. Clark is a graduate of Dartmouth College and pursued graduate studies at Harvard where he earned an M.B.A. and further studies at Brown University in savings banking. He is a member of the Association of Insurance and Financial Analysts(CFA-1968).

     MATTHEW W. KAPLAN has served as President and Chief Executive Officer of U.S. Care, Inc. ("U.S. Care") since 1996. U.S. Care is an integrated chronic care management company, whose services include the design and management of long-term care insurance programs. From 1995 to 1996, Mr. Kaplan served as Chief Marketing Officer for U.S. Care. Prior to joining U.S. Care, Mr. Kaplan served as General Manager and Vice Chairman of the North Melbourne Giants Basketball Pty. Ltd.; Consultant for the World Health Organization, Regional Office for Europe and the Commission for the European Communities; Managing Partner for B&K Development LLP; and held several positions with U.S. Administrators, Inc., the last position being that of Executive Vice President. Mr. Kaplan is a member of the Board of Trustees for the UCLA Center on Aging, serves on the Board of Directors of Healant, Inc. and is a Founding Director of Cancervive. He also serves as Director for Crown Reinsurance Company (Cayman) Limited, a wholly owned subsidiary of U.S. Care, and as Chairman for Northstar Telefilm, Inc.

     A. J. CARDEN has served as Executive Vice President of Penn Treaty since 1983. Mr. Carden has also served as Executive Vice President and Director of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. Mr. Carden also serves as Vice President, Secretary and Director of NISHD. From 1970 to 1983, Mr. Carden served as Assistant to the President and Vice President of Claims for Columbia Life Insurance Company and Columbia Accident and Health Insurance Company located in Bloomsburg, Pennsylvania. Mr. Carden has over 42 years experience in the insurance business.

     IRVING LEVIT has served as Chairman of the Board of Directors, President and Chief Executive Officer of Penn Treaty since 1972. Mr. Levit has also served as President of PTNA, ANIC and AINIC since December 2000, as the Chairman of the Board of Directors and Chief Executive Officer of PTNA since

1989, ANIC since 1996 and of AINIC since its inception in 1997 and as the Chairman of the Board of Directors, President and Chief Executive Officer of the Agency since 1988. Mr. Levit also serves as Chairman of the Board, President and Chief Executive Officer of NISHD, and Chairman of the Board of UIG. In addition, Mr. Levit has been the sole owner of the Irv Levit Insurance Management Corporation ("IMC"), an insurance agency, since 1961. Mr. Levit has over 42 years experience in the insurance business.

     DOMENIC P. STANGHERLIN served as Secretary of Penn Treaty from 1971 to 2000. Mr. Stangherlin also served as Secretary and Director of the Agency from 1988 to 2000, of PTNA from 1989 to 2000, of ANIC from 1996 to 2000 and of AINIC from 1997 to 2000. Mr. Stangherlin is the owner and manager of the Line Tool Company, a manufacturer of micropositioners, located in Allentown, Pennsylvania.

     FRANCIS R. GREBE is a partner at the investment counseling firm of James M. Davidson and Company. He has held this position since 1988. Mr. Grebe also serves as a Director and Executive President of The Main Line Trust Company, a private fiduciary. Mr. Grebe has over 40 years experience with leading financial institutions in the trust and investment area, including Girard Trust Bank, Philadelphia National Bank and U.S. Trust Company of Florida. Mr. Grebe currently serves as a Director of the Athenaeum of Philadelphia and as a Trustee of The Guthrie Healthcare System. He is also a Director and former President of Family Services of Montgomery County, Pennsylvania and currently serves as Trustee of the Meshewa Farm Foundation and The Sylvan Foundation. Mr. Grebe is a Phi Beta Kappa graduate of the University of Rochester and the University of Michigan and is admitted to practice law in Michigan, Illinois and New York.

     MICHAEL F. GRILL has served as Treasurer and Comptroller of Penn Treaty since 1981, of the Agency since 1988, of PTNA since 1989, of ANIC since 1996 and of AINIC since its inception in 1997. Mr. Grill became a Director of the Agency in 1988, of PTNA in 1989, of ANIC in 1996, of AINIC in 1997 and of NISHD in 2000. Prior to joining Penn Treaty, Mr. Grill served as Chief Accountant for World Life and Health Insurance Company located in King of Prussia, Pennsylvania from 1973 to 1981. Mr. Grill has 27 years experience in the insurance business.

     DAVID B. TRINDLE, FSA, MAAA is a family therapist at Catholic Charities in the state of New Jersey. He has held this position since 1999. As an actuary with 27 years experience in the areas of health insurance and managed care, Mr. Trindle served as an independent consulting actuary from 1996 until 1999. From 1993 until 1996, Mr. Trindle served as Partner and National Director of the Health Actuarial practice of KPMG Peat Marwick. Prior to 1993, Mr. Trindle served as President of QED Consulting Group, an actuarial firm specializing in health insurance and long-term care which was co-founded by Mr. Trindle in 1988. From 1973 to 1988, Mr. Trindle served in various senior management and executive roles at UNUM Corporation, Transport Life Insurance Company and Union Fidelity Life Insurance Company where he also served on the Board of Directors. Mr. Trindle is a Member of the American Academy of Actuaries and a Fellow of the Society of Actuaries, for whom he served as Chairman of the Health Section. Mr. Trindle holds a Masters Degree in Mathematics from Pennsylvania State University.

         GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

HOW OFTEN DID THE BOARD MEET DURING 2000?

     During 2000, the Board of Directors held four meetings. Each Director attended at least 75% of the meetings of the Board and the Committees of the Board on which he served. The average attendance of directors at Board and Committee meetings held during 2000 was 97%.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     To assist in the discharge of its responsibilities, the Board of Directors has three committees - the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a nominating committee. The total combined attendance for all Committee meetings was 100%.

     AUDIT COMMITTEE. The principal functions of the Audit Committee are to assist the Board of Directors in the oversight of executive management's responsibilities related to Penn Treaty's internal control process. In connection with this function, the Audit Committee reviews various policies and practices of management related to Penn Treaty's responsibilities to its investors, customers, employees and the general public.

     The Audit Committee is comprised of three outside directors, Mr. Clark, Mr. Grebe, and Mr. Stangherlin. Mr. Stangherlin previously served as the Secretary to Penn Treaty and its subsidiaries from 1988 to 2000. The Board of Directors has determined in its business judgment that Mr. Stangherlin's membership on the Audit Committee is in the best interests of Penn Treaty and its shareholders based upon his substantial experience as a member of Penn Treaty's Board of Directors and private industry management tenure. Penn Treaty believes that each member of the Audit Committee is now independent as independence is defined in the New York Stock Exchange listing standards. The Audit Committee has a written charter, adopted in September 2000. The Audit Committee held three meetings during 2000.

     COMPENSATION COMMITTEE. The principal functions of the Compensation Committee are to review and evaluate, at least annually, the performance of the chief executive officer and other senior officers of Penn Treaty and its subsidiaries, and to set their remuneration, including incentive rewards. The members of the Compensation Committee during 2000 were Mr. Clark, Mr. Grebe and Mr. Stangherlin. The Compensation Committee met once in 2000.

     EXECUTIVE COMMITTEE. During the periods between Board meetings, the Executive Committee exercises all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the Directors, change the Bylaws, or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions delegated to another Board Committee). The members of the Executive Committee during 2000 were Mr. Levit, Mr. Carden and Mr. Stangherlin. The Executive Committee met once in 2000.

HOW ARE DIRECTORS COMPENSATED?

     Each Director receives a fee of $400 for each regular Board meeting attended. In addition, Mr. Clark, Mr. Grebe and Mr. Stangherlin receive a monthly fee of $200 for their service as members of Penn Treaty's Audit Committee.

     Information with respect to the share ownership of the Directors and the nominees is set forth below. See "Principal Shareholders."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     IMC, an insurance agency which is owned by Irving Levit, produced approximately $41,000, $34,000 and $43,000 of new and renewal premiums for PTNA for the years ended December 31, 1998, 1999 and 2000, respectively, for which it received commissions of approximately $10,000, $8,000 and $10,000 respectively. While IMC has only been minimally involved in the sale of insurance products since 1979 and IMC'S operations since that time have not been significant, IMC continues to receive overriding commissions from Penn Treaty of 5% on business written for PTNA by any IMC general agents who were appointed prior to 1979 and any of their sub-agents hired prior and subsequent to January 1979 and one agent appointed in 1981. For the years ended December 31, 1998, 1999 and 2000 these overriding commissions totaled approximately $559,000, $543,000 and $551,000, respectively. The premium revenues on which such overrides are paid are based on commissions which are higher than those currently paid to independent agents.

    Director Nominee Matthew W. Kaplan is President and Chief Executive Officer of U.S. Care, Inc. During the year ended December 31, 2000, U.S. Care engaged in certain consulting and marketing capacities for PTNA for which it received customary overriding commission fees.

     The terms on which commissions have been paid to IMC and U.S. Care are consistent with (i) the terms on which commissions have been paid by Penn Treaty to comparable unaffiliated agencies in the past and currently to one unaffiliated agency performing similar services and (ii) the terms on which commissions are paid in the industry in general, and were no less favorable than would have been obtained from unrelated third parties. To the extent that Penn Treaty engages in future transactions with any of its affiliates, all such transactions will likewise be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of Penn Treaty's disinterested directors.

     Director Francis R. Grebe is a partner at the investment counseling firm of James M. Davidson and Company, an affiliate of Davidson Capital Management. Davidson Capital Management manages a portion of our investment portfolio for which it received fees of $242,000 and $300,000 for the years ended December 31, 1999 and 2000, respectively. Mr. Grebe is not directly involved with any of Penn Treaty's investment matters. Mr. Grebe serves as a financial advisor to Irving Levit on some of Mr. Levit's personal matters.

     Director Alexander M. Clark is a Managing Director with Advest, Inc. Advest, Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Penn Treaty. Advest, Inc. has received and will receive customary fees for these transactions.

OTHER EXECUTIVE OFFICERS OF PENN TREATY

     CAMERON B. WAITE has served as Chief Financial Officer of Penn Treaty since May 1996. Mr. Waite also serves as Director, Treasurer and Chief Financial Officer of NISHD. From 1994 to 1996, Mr. Waite was Chief Financial Officer and Treasurer of Blue Fish Clothing, Inc., a manufacturer, wholesaler and retailer of women's clothing. From 1983 to 1994, Mr. Waite held various positions with Independence Bancorp. Inc., which merged with CoreStates Financial Corporation, his last position being Vice President of Asset Liability Management. Mr. Waite holds a B.A. in Economics from Dickinson College and an M.B.A. from Lehigh University. Mr. Waite is 40.

     JIM HEYER was appointed the Chief Operating Officer of PTNA in January 1999. Prior to that time, Mr. Heyer served as the Vice President of Administration of PTNA from 1993 to 1998. Mr. Heyer has also served as Vice President of Administration of Penn Treaty since 1997 and as a Vice President and Director of ANIC and AINIC since 1996 and 1997, respectively. Mr. Heyer oversees our claims, underwriting, compliance and product development areas. Prior to joining Penn Treaty in 1988, Mr. Heyer was employed by The Guardian Life Insurance Company of North America. Mr. Heyer received his B.S. in Business Administration and Marketing from Penn State University. Mr. Heyer is 37 and has 15 years experience in the insurance business.

COMPLIANCE WITH SECTION 16(a) REPORTING

     The rules of the Securities and Exchange Commission require that Penn Treaty disclose delinquent filings for reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of Penn Treaty's knowledge, all Form 3, Form 4 and Form 5 reports were timely filed, except for the Form 3 report for Mr. Grebe.

          PROPOSAL III - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the independent public accountants of Penn Treaty and its subsidiaries for the year ending December 31, 2001. In taking this action, the members of the Board and the Audit Committee considered carefully PricewaterhouseCoopers' performance for the Company in that capacity since 1986, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will consider the matter of the appointment of independent public accountants.

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers for professional services required for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Forms 10-Q for the year ended December 31, 2000 were approximately $470,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by PricewaterhouseCoopers for financial information systems design and implementation services for the year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers for additional professional services rendered by PricewaterhouseCoopers for the year ended December 31, 2000, other than for the services described above, were approximately $320,000. Prior to engaging PricewaterhouseCoopers for these additional services, the Audit Committee considered whether the provision of these services was compatible with maintaining PricewaterhouseCoopers' independence.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
  OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR PENN
       TREATY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2001.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Penn Treaty for the fiscal years ended December 31, 1998, 1999 and 2000 of those persons who, during 2000, (i) served as Penn Treaty's Chief Executive Officer or (ii) were Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000:

                                                                                      LONG-TERM
                                                   ANNUAL COMPENSATION               COMPENSATION
                                            ---------------------------------       ----------------       ALL OTHER
NAME AND                                    SALARY       BONUS        OTHER             OPTIONS           COMPENSATION
PRINCIPAL POSITION                  YEAR      ($)         ($)         ($)(1)              (#)                ($) (2)
------------------                  ----      ---         ---         ------              ---                -------
IRVING LEVIT                        2000     500,000     80,000        1,600             40,000             7,875(3)
Chairman, President and             1999     475,000     80,000        1,600                  0             7,500(3)
Chief Executive Officer             1998     277,875     50,000          800                  0             7,627(3)

GLEN A. LEVIT(4)                    2000     184,615          0        1,200             27,000             4,615
Senior Vice President               1999     125,224     12,000        1,600                  0             4,117
and President of                    1998      75,962      7,500          800                  0             2,504
Insurance Company Subsidiaries

CAMERON B. WAITE                    2000     129,000     11,000        1,600              6,000             4,200
Chief Financial Officer             1999     111,199      8,000        1,600                  0             3,576
                                    1998      67,385      4,000            0                  0             2,142

JIM HEYER                           2000     114,000     11,000        1,600             12,000             3,750
Chief Operating Officer             1999      96,783      8,000        1,600                  0             3,143
                                    1998      54,846      5,000            0                  0             1,795

MICHAEL F. GRILL                    2000      87,500     20,000        1,600              5,000             3,225
Treasurer                           1999      84,550     18,000        1,600                  0             3,077
                                    1998      73,117     15,000          800                  0             2,644

A. J. CARDEN                        2000      85,173     14,000        1,600              4,000             2,975
Executive Vice President            1999     100,297     14,000        1,600                  0             3,429
                                    1998     135,935     14,000          800                  0             4,498

-----------------------
(1) Represents Directors' fees of $400 for each regular board meeting and board meeting of the insurance company subsidiaries attended.
(2) Represents company contributions to Penn Treaty's 401(k) Plan on behalf of each of the named individuals.
(3) Excludes cash overriding commissions and direct commissions totaling approximately $559,000, $543,000 and $551,000 paid to IMC by Penn Treaty in 1998, 1999 and 2000, respectively, in connection with policies written for Penn Treaty. See "Certain Relationships and Related Transactions."
(4)  Mr. Levit died on October 3, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2000 to each of the Company's executive officers named in the Summary Compensation Table.

                                                                                    Potential Realizable
                                                                                     Values at Assumed
                                                                                    Annual Rates of Stock
                                                                                     Price Appreciation
                                   Individual Grants                                  for Option Term(1)
                     ------------------------------------------------               --------------------
                                      % of Total
                                    Options Granted
                       Options       to Employee        Exercise or     Expiration      5%       10%
Name                 Granted (#)    in Fiscal Year     Base Price ($)      Date         ($)      ($)
----                 -----------    ---------------    --------------   ----------      ---      ---

Irving Levit           40,000           25.6%              $19.25        2/26/10      424,523  1,045,620

Glen A. Levit (2)      27,000           17.3%              $19.25        2/26/10            0          0

Cameron B. Waite        6,000            3.8%              $19.25        2/26/10       63,678    156,843

Jim Heyer              12,000            7.7%              $19.25        2/26/10      127,357    313,686

Michael F. Grill        5,000            3.2%              $19.25        2/26/10       53,065    130,702

A. J. Carden            4,000            2.6%              $19.25        2/26/10       42,452    104,562

------------------

1. The dollar amounts set forth under these columns are the result of calculations made at assumed 5% and 10% appreciation rates as required by the Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Company's common stock.

2. Mr. Levit died on October 3, 2000 before the options granted during the fiscal year ended December 31, 2000 became exercisable.


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 2000 by Penn Treaty's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2000 and the aggregate gains that would have been realized had these options been exercised on December 31, 2000, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 2000.

                                                           NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                        SHARES               VALUE         UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                        ACQUIRED ON        REALIZED     OPTIONS AT FISCAL YEAR-END(#)            AT FISCAL YEAR-END ($)(2)
NAME                    EXERCISE(#)         ($)(1)      EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                    -----------         ------      -----------       -------------       -----------      -------------
Irving Levit               0                   0         208,456             32,999              662,096          53,347

Glen A. Levit(3)           0                   0          25,500                  0               46,125               0

Cameron B. Waite           0                   0           7,500              6,500                    0               0

Jim Heyer                  0                   0          36,000             13,500               38,438               0

Michael F. Grill           0                   0          48,044              6,875              123,860               0

A.J. Carden                0                   0          47,500              6,500               92,259               0

-----------------
(1) The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of options.
(2) These values represent the difference between the closing price per share on The New York Stock Exchange on December 31, 2000 ($17.50) and the per share exercise price of the option.
(3)  Mr. Levit died on October 3, 2000.

PENSION PLAN AND 401(k) PLAN

     On August 1, 1996, Penn Treaty adopted a 401(k)retirement plan, covering substantially all employees with one year of service. Under the plan, participating employees may contribute up to 15% of their annual salary on a pre-tax basis, and Penn Treaty equally matches employee contributions up to the first 3% of the employee's salary. The Penn Treaty and employee portions of the plan vest immediately. Penn Treaty's expense in 2000 under the plan was $147,000. Penn Treaty may elect to make a discretionary contribution to the plan, which will be contributed proportionately to each eligible employee. Penn Treaty did not make a discretionary contribution in 2000.

INCENTIVE STOCK OPTION PLANS

     The shareholders of Penn Treaty adopted an Incentive Stock Option Plan (the "Plan") in March 1987. No options have been granted under the Plan since October 1997. The Plan, as amended by shareholder action on May 25, 1990, May 28, 1993, and May 23, 1997, provided for the granting of options to purchase up to 1,200,000 shares of our common stock. Stock options have been granted and are outstanding to date with respect to 685,000 shares of our common stock. The exercise prices of such options range from $8.71 to $35.475 per share. In October 1997, options to purchase 72,250 shares of common stock were granted under the Plan at an exercise price of $32.25 per share and options to purchase 29,000 shares of common stock were granted under the Plan at $35.475 per share. No stock options were granted under the Plan during 1999 or 2000.

     As of April 9, 2001, stock options with respect to 44,008 shares have been canceled and stock options with respect to 198,402 shares have been exercised. Options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. A committee of the Board of Directors had the authority to administer the Plan and to grant options to key employees (including officers, whether or not they were Directors) of Penn Treaty and its subsidiaries. The exercise price of all options granted under the Plan could not be less than the fair market value of the shares on the date of grant (110% of fair market value in the case of a grant to any person who holds more than 10% of the combined voting power of all classes of outstanding stock.) The maximum allowable term of each option was ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in four equal, annual installments commencing one year from the option grant date.

     The shareholders of Penn Treaty adopted a new Employee Non-Qualified Incentive Stock Option Plan in May 1998 (the "1998 Plan"). The 1998 Plan authorizes Penn Treaty to grant "incentive stock options" under Section 422 of the Internal Revenue Code, and non-qualified stock options, covering up to an aggregate of 600,000 shares of our common stock. The purpose of the 1998 Plan is to enable Penn Treaty to offer officers, directors and employees of Penn Treaty and its subsidiaries options to acquire equity interests in Penn Treaty, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and our shareholders. The maximum allowable term of each option granted under the 1998 Plan is ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in four equal, annual installments commencing one year from the option grant date. In February
2000, 156,000 stock options were granted under the 1998 Plan at an exercise price of $19.25 per share.

AGENT STOCK OPTION PLAN

     In October 1994, the Board of Directors of Penn Treaty authorized a stock option plan for its agents (the "Agent Plan"). The Agent Plan, adopted by the Board of Directors in May 1995, provides for the grant of options to purchase up to 300,000 shares of common stock and is designed to reward Penn Treaty's agents by providing for the grant of options to purchase common stock to agents who attain certain sales objectives determined by the Board of Directors. The exercise price of all options granted under the Agent Plan may not be less than the fair market value of the shares on the date of grant. The maximum allowable term of each option is ten years, and the options become exercisable in four equal annual installments commencing one year from the option grant date. Under the Agent Plan, stock options have been granted and are outstanding to date with respect to 58,450 shares. Prices of these options range from $12.63 to $32.25 per share. In October 1997, 23,600 stock options were granted under the Agent Plan at an exercise price of $32.25 per share. No options were granted under the Agent Plan during 1999 and 2000.

CHANGE IN CONTROL AGREEMENTS

     Penn Treaty has entered into Change in Control Agreements with each of the executive officers named in the Summary Compensation Table. Under these agreements, if Penn Treaty merges into another entity or ownership of the voting control of Penn Treaty otherwise changes and, as a result of such change in control, any of the named executive officers are terminated or their positions or work locations are materially changed at any time during the three year period (five years in the case of the Company's President and Chief Executive Officer) after the change in control, they will be entitled to receive a lump sum payment of their base salary through the end of the three-year period (or five-year period in the case of the Company's President and Chief Executive Officer) and they shall be entitled to continue to receive certain other insurance and retirement benefits for the remainder of the three-year period

(or five-year period in the case of the Company's President and Chief Executive Officer).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during 2000 were Mr. Clark, Mr. Grebe and Mr. Stangherlin, who are non-employee directors. Mr. Stangherlin also served as the Secretary of Penn Treaty, the Agency, PTNA, ANIC and AINIC until May 2000.

                             AUDIT COMMITTEE REPORT

With respect to the audited financial statements of Penn Treaty and its subsidiaries for the year ended December 31, 2000, the Audit Committee:

     o has reviewed and discussed the audited financial statements with management of Penn Treaty;

     o has discussed with Penn Treaty's independent accountants matters such as the quality (in addition to acceptability), clarity, consistency and completeness of Penn Treaty's financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committee; and

     o has received the written disclosures and the letter from the independent accountants concerning the independent accountants' independence from Penn Treaty, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Penn Treaty's independent accountants the independent accountants' independence.

Based on the review and discussions described above, the Audit Committee has ratified the inclusion by the Board of Directors of the audited financial statements in Penn Treaty's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.
                                                   Alexander M. Clark
                                                   Francis R. Grebe
                                                   Domenic P. Stangherlin

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Penn Treaty's Executive Compensation Program is administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors consisting of independent non-employee directors. The primary functions of the Committee are to review and evaluate the performance and leadership of the Chief Executive Officer and all other executive officers and to recommend compensation amounts to the Board of Directors. In 2000, the Committee compared all executive compensation with industry and regional executive compensation levels and believes that Penn Treaty's compensation levels compare conservatively to other comparable executive positions. The Board of Directors accepted and adopted all of the Committee's recommendations concerning executive compensation amounts during 2000.

The Committee seeks to:

     o provide compensation that is closely linked to Company and individual performance;

     o align the interests of Penn Treaty's executives with those of its shareholders through award opportunities that can result in ownership of common stock;

     o ensure that compensation is sufficiently competitive to attract and retain high quality executive talent.

     Consistent with these objectives, the Committee employs a system of quantitative measures and qualitative assessments in evaluating and measuring executive officer performance. Quantitative measures include earnings performance, return on assets and growth of revenues. Qualitative assessments include the quality and measured progress of the operations of Penn Treaty and the success of strategic actions taken.

     In addition to company-wide measures of performance, the Committee considers performance factors particular to each executive officer, such as the performance of the departments for which such officer had management responsibility, individual managerial accomplishments and contribution to the achievement of corporate goals.

CEO COMPENSATION

     In accordance with the Committee's general practice and Penn Treaty's compensation policies, Mr. Levit's compensation for the 2000 fiscal year was based principally upon Penn Treaty's performance and Mr. Levit's ongoing contribution to that performance. The increases in Mr. Levit's salary and the amount of his bonus were determined in the Committee's sole discretion after its consideration of competitive data, the Board's assessment of Mr. Levit's performance and recognition of Penn Treaty's performance during 2000.

                                                        Alexander M. Clark
                                                        Francis R. Grebe
                                                        Domenic P. Stangherlin

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 31, 2001, information with respect to the beneficial ownership of our common stock by (i) each person known to Penn Treaty to own 5% or more of the outstanding shares of common stock, (ii) each of Penn Treaty's Directors, (iii) Penn Treaty's Chief Executive Officer and other most highly compensated Executive Officers, and (iv) all Directors and Executive Officers as a group:

                                                                 Percent of
Name and Address(1)                         Shares Owned        Ownership(2)
-------------------                         ------------        ------------
Irving Levit(3)                               2,028,772            25.27%
Goldman Sachs Asset Management(4)               727,650             9.31%
Dimensional Fund Advisors, Inc.(5)              616,305             7.88%
Bear Stearns Asset Management(6)                596,600             7.63%
Bank Of America Corporation(7)                  433,779             5.44%
Wellington Management Co., LLP(8)               424,145             5.42%
Jack D. Baum(9)                                  45,202              *
A. J. Carden(10)                                 47,500              *
Alexander M. Clark                                2,000              *
Francis R. Grebe                                   --                *
Michael F. Grill(11)                             48,044              *
Jim Heyer(12)                                    36,100              *
Glen A. Levit(13)                                  --                --
Domenic P. Stangherlin                           27,925              *
David B. Trindle                                  3,000              *
Cameron B. Waite(14)                              8,500              *

All Directors and Executive
  Officers as a group
  (10 persons) (15)                           2,247,043            27.36%

* Less than 1%
---------------------

(1) Unless otherwise noted, the address of each person named above is in care of us.

(2) Based on 7,819,384 shares outstanding, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder of such options.

(3) Includes 46,350 shares held by a private foundation of which Mr. Levit is an officer and director, 45,007 shares held by Mr. Levit as trustee of a retirement account, 147,167 shares held by Mr. Levit as co-trustee of an irrevocable trust for Mr. Levit's five children and exercisable options to purchase 208,456 shares of Common Stock. Excludes 46,000 shares held by Mr. Levit's wife as to which he disclaims beneficial ownership and 56,153 shares held by other family members as to which he also disclaims beneficial ownership.

(4) According to the Schedule 13G filed with the SEC by Goldman Sachs Asset Management for the year ended December 31, 2000, the address for Goldman Sachs Asset Management is 32 Old Slip, New York, NY, 10005. Goldman Sachs Asset Management reported sole voting power with respect to 551,700 shares and sole dispositive power with respect to all shares.

(5) According to the Schedule 13G filed with the SEC by Dimensional Fund Advisors, Inc. for the year ended December 31, 2000, the address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reported sole voting power and sole dispositive power with respect to all shares.

(6) According to the Schedule 13G filed with the SEC by Bear Stearns Asset Management for the year ended December 31, 2000, the address for Bear Stearns Asset Management is 575 Lexington Avenue, New York, NY 10022. Bear Stearns Asset Management reported sole voting power and sole dispositive power with respect to all shares.

(7) According to the Schedule 13G filed with the SEC by Bank of America Corporation for the year ended December 31, 2000, the address for Bank of America Corporation is 100 North Tryon Street, Charlotte, NC 28255. Bank of America reported shared voting power and shared dispositive power with respect to all shares. Includes 158,579 shares issuable upon conversion of 6.25% Convertible Subordinated Notes due 2003.

(8) According to the Schedule 13G filed with the SEC by Wellington Management Company, LLP for the year ended December 31, 2000, their principal business address is 75 State Street, Boston, MA 02109. Wellington Management Company, LLP reported shared voting power with respect to 269,098 shares and shared dispositive power with respect to all shares.

(9)  Includes exercisable options to purchase 45,202 shares of common stock.

(10) Consists of exercisable options to purchase shares of common stock.

(11) Consists of exercisable options to purchase shares of common stock.

(12) Includes exercisable options to purchase 36,000 shares of common stock.

(13) Mr. Levit died on October 3, 2000.

(14) Includes exercisable options to purchase 7,500 shares of common stock.

(15) Includes exercisable options held by members of the group to purchase 392,702 shares of common stock.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return for Penn Treaty's common stock with the comparable cumulative return of two indices. The NYSE Composite provides some indication of the performance of the overall stock market, and the S & P Insurance Composite reflects the performance of insurance company stock generally.

                        PENN TREATY AMERICAN CORPORATION
                              Performance Graph(1)


     [In the printed document there appears a graph with the following plot points depicted:]

                            1995           1996          1997           1998           1999           2000
                            ----           ----          ----           ----           ----           ----
PTA STOCK                 $100.00        $157.58        $192.42        $163.27        $ 95.45        $106.06
NYSE COMPOSITE            $100.00        $121.39        $161.21        $191.45        $212.83        $246.67
S&P INSURANCE INDEX       $100.00        $123.51        $180.13        $186.12        $192.84        $273.27

(1) Assumes a $100.00 investment on December 31, 1995 in the Company's common stock, and in each of the indices shown. The total return assumes reinvestment of all dividends.

                                  OTHER MATTERS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is that which is presented above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement, it is the intention of the persons named in the accompanying proxy card to vote proxies on such matters in accordance with their judgment.

                                      By Order of the Board of Directors,

                                      /s/ Sandra A. Kotsch
                                      ----------------------------
                                      Sandra A. Kotsch, Secretary


Allentown, Pennsylvania
April 30, 2001

                                 REVOCABLE PROXY
         PENN TREATY AMERICAN CORPORATION ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Irving Levit, A. J. Carden and Michael F. Grill, each with the power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Penn Treaty American Corporation (the "Company") to be held at 9:00 A. M., prevailing local time, on May 25, 2001 (the "Meeting"), including any adjournments thereof, and to vote all shares of stock of the Company which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below. Indicate your vote by placing an (X) in the appropriate box.

1. PROPOSAL TO AMEND ARTICLE FIFTH OF THE RESTATED ARTICLES OF INCORPORATION OF PENN TREATY TO INCREASE THE AUTHORIZED SHARES OF PENN TREATY COMMON STOCK FROM 25,000,000 SHARES TO 40,000,000 SHARES AND TO INCREASE THE AUTHORIZED SHARES OF PENN TREATY PREFERRED STOCK FROM 5,000,000 SHARES TO 8,000,000 SHARES.

          For               Against           Abstain
         [   ]               [   ]             [   ]

2. PROPOSAL TO ELECT DIRECTORS

        For All           For All Except*   Withhold For All
         [   ]                [   ]             [   ]

Name of Nominee:
         Jack D. Baum
         Alexander M. Clark
         Matthew W. Kaplan

(*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an (X) in the "For All Except" box.

3. PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS

FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2001.

          For               Against           Abstain
         [   ]               [   ]             [   ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

          For               Against           Abstain
         [   ]               [   ]             [   ]

                                     (over)

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN THE MANNER SPECIFIED. IF PROPERLY EXECUTED AND RETURNED, AND NO SPECIFICATION IS MADE, VOTES WILL BE CAST "FOR" ALL ITEMS ON THE PROXY. Receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement dated April 30, 2001 are hereby acknowledged.

                              IMPORTANT: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of JOINT HOLDERS, all should sign.

                              Dated: ____________________, 2001


                              ---------------------------------
                                      (Signature)

                              ---------------------------------
                                      (Signature)


PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.